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                                                                  EXHIBIT 99.4

                      CONSENT OF BEAR STEARNS & CO. INC.

   We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of CUC International Inc. of our opinion attached as Appendix G thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion and the description and summary of our analyses, observations, beliefs and conclusions relating thereto, set forth under the heading "Opinion of HFS's Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                          Bear, Stearns & Co. Inc.


                                          By: /s/ Randall E. Paulson
                                              ---------------------------------
                                              Randall E. Paulson
                                              Managing Director

Dated: August 28, 1997